Exhibit 99.1

Momentive Performance Materials Inc.	NEWS RELEASE
22 Corporate Woods Blvd. Albany, NY 12211

IMPORTANT NOTICE: NOT FOR DISTRIBUTION IN OR INTO, OR TO ANY PERSON LOCATED OR RESIDENT IN OR ANY ADDRESS IN, THE REPUBLIC OF ITALY

FOR IMMEDIATE RELEASE

Momentive Performance Materials Inc. Announces Preliminary Results of Tender for Certain of its Outstanding Notes

Albany, NY – November 5, 2010

Pursuant to its previously announced tender offers, Momentive Performance Materials Inc. (the “Company”) received tenders from the holders of (i) $450,592,000 aggregate principal amount of their 9.75% Senior Notes due 2014 (the “2006 9.75% Notes”), (ii) €155,611,000 aggregate principal amount of their 9.00% Senior Notes due 2014 (the “2006 9.00% Notes”) and (iii) $74,792,167 aggregate principal amount of their 10.125% / 10.875% Senior Toggle Notes due 2014 (the “Senior Toggle Notes”, and, together with the 2006 9.75% Notes and the 2006 9.00% Notes, the “Notes”) by the expiration of the early tender payment deadline, November 4, 2010 at 5:00 p.m., New York City time (the “Early Tender Date”). The tenders received by the Company for each series of Notes, together with the $234.3 million principal amount of the 2006 9.75% Notes, €88.2 million principal amount of the 2006 9.00% Notes, and $139.4 million principal amount of the Senior Toggle Notes owned by Apollo Management, L.P. (“Apollo”), which principal amounts will be exchanged by Apollo, represent in the aggregate approximately 95.58% of the 2006 9.75% notes, 99.99% of the 2006 9.00% Notes and 99.41% of the Senior Toggle Notes. Apollo will enter into an agreement to exchange the entire amount of its current holdings of each series of Notes for new debt of the Company at an exchange ratio determined based on the tender consideration offered to holders of the Notes, and intended to give Apollo an aggregate value equivalent to that which it would receive if it had received the total consideration in the tender offers and used the proceeds thereof to invest in such new debt. The new debt will have the same terms as the new notes issued by the Company to finance the tender offers.

The complete terms and conditions of the tender offers for the Notes are detailed in the Company’s Offer to Purchase dated October 22, 2010 and the related Letter of Transmittal (the “Tender Offer Documents”). The Company currently expects to accept for payment, subject to conditions set forth in the Tender Offer Documents, all of the Notes validly tendered prior to the Early Tender Date on Friday, November 5, 2010.

Each holder who validly tendered its Notes prior to the Early Tender Date will receive, if such Notes are accepted for purchase pursuant to the tender offers, the total consideration of (1) $1,053.75 per $1,000 principal amount of 2006 9.75% Notes tendered, which includes $1,043.75 as the tender offer consideration and $10.00 as an early tender payment; (2) €1,050.00 per €1,000 principal amount of 2006 9.00% Notes tendered, which includes €1040.00 as the tender offer consideration and €10.00 as an early tender payment; and (3) $1,056.25 per $1,000 principal amount of Senior Toggle Notes tendered, which includes $1,046.25 as the tender offer consideration and $10.00 as an early tender payment. In addition, accrued interest up to, but not including, the applicable payment date of the Notes will be paid in cash on all validly tendered and accepted Notes.

Each tender offer is scheduled to expire at 11:59 p.m., New York City time, on November 19, 2010, unless extended or earlier terminated (the “Expiration Date”). Because the Early Tender Date has passed, tendered Notes may no longer be withdrawn at any time, except to the extent that the Company is required by law to provide additional withdrawal rights. Holders who validly tender their Notes after the Early Tender Date will receive only the tender offer consideration and will not be entitled to receive an early tender payment if such Notes are accepted for purchase pursuant to the tender offers.

All the conditions set forth in the Tender Offer Documents remain unchanged. If any of the conditions are not satisfied, the Company may terminate the tender offers and return tendered Notes not previously accepted. The Company has the right to waive any of the foregoing conditions with respect to the Notes of any or all series and to consummate any or all of the tender offers. In addition, the Company has the right, in its sole discretion, to terminate the tender offers at any time, subject to applicable law.

This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell any securities. The tender offers are being made only through, and subject to the terms and conditions set forth in, the Tender Offer Documents and related materials.

Citigroup Global Markets Inc. (“Citigroup”), Credit Suisse Securities (USA) LLC (“Credit Suisse”) and J.P. Morgan Securities LLC will act as Dealer Managers for the tender offers for the 2006 9.75% Notes and Senior Toggle Notes, and Citigroup, Credit Suisse and J.P. Morgan Securities Ltd. will act as the Dealer Managers for the tender offer for the 2006 9.00% Notes. Questions regarding the tender offers may be directed to Citigroup at (800) 558-3745 (toll-free) or at (212) 723-6106 (collect) or at +44 (0) 20 7986 8969; to Credit Suisse at (800) 820-1653 (toll-free) or at (212) 325-5912 (collect); to J.P. Morgan Securities LLC at (800) 245-8812 (toll-free) or at (212) 270-1200 (collect); or to J.P. Morgan Securities Ltd. at +44 (0) 20 7325 9633.

Global Bondholder Services Corporation will act as the Information Agent for the tender offers. Requests for the Tender Offer Documents may be directed to Global Bondholder Services Corporation at (212) 430-3774 (for brokers and banks) or (866) 470-4500 (for all others).

Neither the Company’s board of directors nor any other person makes any recommendation as to whether holders of Notes should tender their Notes, and no one has been authorized to make such a recommendation. Holders of Notes must make their own decisions as to whether to tender their Notes, and if they decide to do so, the principal amount of the Notes to tender. Holders of the Notes should read carefully the Tender Offer Documents and related materials before any decision is made with respect to the tender offers.

About Momentive Performance Materials Inc.

Momentive Performance Materials Inc. is a global leader in silicones and advanced materials, with a 70-year heritage of being first to market with performance applications for major industries that support and improve everyday life. The Company delivers science-based solutions, by linking custom technology platforms to opportunities for customers. Momentive Performance Materials Inc. is an indirect wholly-owned subsidiary of Momentive Performance Materials Holdings LLC. Additional information is available at www.momentive.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical fact, could be forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” or similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions, and are based on currently available financial, economic and competitive data and current business plans. Actual results could vary materially depending on risks and uncertainties that may affect operations, markets, services, prices and other factors as discussed in the most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission made by the Company. We caution you against relying on any forward-looking statements as they are neither statements of historical fact nor guarantees of future performance. Any forward-looking statement made by us in this document speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time.

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Contacts

Investors:

Peter Cholakis

(914) 784-4871

peter.cholakis@momentive.com

Media:

John Scharf

518-233-3893

john.scharf@momentive.com